Exhibit 99

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital Comments on the Attacks
On New York City and Washington D.C.

Announces Preliminary Estimate of Potential Exposure to these Attacks

Philadelphia, PA, September 18, 2001 –In the aftermath of the devastation caused by the attacks last Tuesday morning, PMA Capital (NASDAQ:PMACA) wishes to extend our thoughts, prayers and deepest sympathies to the innocent victims, their families and friends. “We are profoundly saddened by the loss of so many innocent victims. We would like to convey our deepest condolences to all of those who are dead or missing, and their families and friends, and, especially, to the insurance brokers and clients, many of whom have been our friends for many years,” stated John W. Smithson, President and Chief Executive Officer of PMA Capital. “We also commend the fire, police and other rescue workers and volunteers in New York City and Washington D.C. for their gallant, tireless efforts to rescue the victims of these violent strikes on our country, ” added Smithson.

Smithson also assured PMA Capital’s customers, employees and shareholders that PMA Capital’s financial condition as represented by total assets of $3.6 billion and statutory surplus of $500 million as of June 30, 2001 is strong and stable. “We have developed an initial and preliminary estimate of the net effect from claims that may be reported to us, ” said Smithson. “Based upon this analysis, we currently believe that the impact from these exposures to be in the range of $30 million pre-tax.” As a result, the Company will be updating its estimated range of consolidated after-tax operating earnings for 2001.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital’s subsidiaries include: 1) property and casualty reinsurance, underwritten and marketed through PMA Re; 2) workers’ compensation, integrated disability and other commercial property and casualty lines of insurance in the Mid-Atlantic and Southern regions of the United States, underwritten and marketed under the trade name The PMA Insurance Group; and 3) excess and surplus lines coverages, underwritten and marketed by Caliber One. For additional information about PMA Capital and its specialty insurance businesses, please visit us at www.pmacapital.com.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release, including those made by John W. Smithson, and oral statements made by individuals authorized to speak on behalf of PMA Capital Corporation (the “Company”) that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company’s current operating plans based on assumptions regarding future events. The Company’s actual results could differ materially from those expected by the Company’s management. The factors that could cause actual results to vary materially, some of which are described with the forward-looking statements, include, but are not limited to:

•	changes in general economic conditions, including the performance of financial markets, interest rates and the level of unemployment;
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regulatory or tax changes, including changes in risk-based capital or other regulatory standards that affect the cost of or demand for the Company’s products or otherwise affect the ability of the Company to conduct its business;

•

competitive conditions resulting from the significant amount of capital in the property and casualty insurance marketplace that may affect the level of rate adequacy related to the amount of risk undertaken and that may influence the sustainability of adequate rate changes;

•	the effect of changes in workers' compensation statutes and their administration;
•	the Company's ability to predict and effectively manage claims related to insurance and reinsurance policies;
•	the lowering or loss of one or more of the financial strength or claims paying ratings of the Company's insurance subsidiaries;
•	adequacy of reserves for claim liabilities;
•	adverse property and casualty loss development for events the Company insured in prior years;
•	adequacy and collectibility of reinsurance purchased by the Company;
•	severity of natural disasters and other catastrophes;
•	reliance on key management; and
•	other factors disclosed from time to time in the Company’s most recent Forms 10-K, 10-Q and 8-K filed by the Company with the Securities and Exchange Commission.

Investors should not place undue reliance on any forward-looking statements. Unless otherwise stated, the Company disclaims any current intention to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.